ASSET PURCHASE AGREEMENT MD TECHNOLOGIES INC. AND THE SOLUTIONS GROUP-BILLING, LLC [CONFIDENTIALITY REQUESTED] March 19, 2007

THIS ASSET PURCHASE AGREEMENT ("Agreement") dated as of March 19, 2007 and effective April 1, 2007, by and among: (i) MD TECHNOLOGIES INC., a Delaware corporation ("MDTO" or "BUYER"); (ii) THE SOLUTIONS GROUP-BILLING, LLC,

a Georgia Limited Liability Company, ("SELLER" or "TSG"); (iii) [CONFIDENTIALITY REQUESTED]. [CONFIDENTIALITY REQUESTED] are sometimes hereinafter referred to individually as an"Equityholder" and collectively as the "Equityholders."

R E C I T A L S

WHEREAS, Equityholders are the sole owners of SELLER.

WHEREAS, SELLER is engaged in the business of: (i) providing medical billing and collection services; and (ii) providing healthcare business management and consulting services, (the "Business").

WHEREAS, the BUYER desires to purchase certain contract(s), and other assets of SELLER, and SELLER desires to sell such contract(s) and assets in exchange for, common stock of MDTO, options to purchase common stock of MDTO, cash, and the assumption by BUYER of certain liabilities of SELLER.

WHEREAS, as a material inducement to the BUYER to enter into this Agreement and consummate the transactions contemplated hereby, Equityholders have agreed to: (i) indemnify the BUYER in the manner set forth in the Indemnification Agreement attached hereto as Exhibit A A@ ; and (ii) enter into a Non-Circumvention, Non-Solicitation agreement containing covenants against interference with BUYER'S Business and solicitation of employees and customers, which agreement is attached hereto as Exhibit "B."

NOW, THEREFORE, in consideration of the mutual promises herein made, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, BUYER hereby purchases from SELLER and SELLER hereby sells, transfers, assigns, conveys and delivers to the BUYER, all rights, title and interest in and to all of the assets listed on Schedule "I" hereto.

ARTICLE II

CONSIDERATION FOR PURCHASE OF ASSETS; CLOSING

2.1 Purchase Price

. The cash purchase price, stock and stock options to be paid by MDTO as instructed by SELLER (the "Purchase Price") for the assets purchased pursuant to this Agreement consists of:

Monthly cash payments to each Equityholders by the BUYER in the amount set forth on Schedule I attached hereto under the heading "Consideration," for an aggregate maximum total cash payment to all Equityholders of $1,200,000.00, to be paid by available U.S. funds.

The cash portions common stock and stock option portions of the Purchase price shall be paid pursuant to the following schedule:

1. $1,200,000.00 [CONFIDENTIALITY REQUESTED]

In no event shall the total amount paid pursuant to the above formula be more than $1,200,000.

    27,000 shares of MDTO's common stock as follows:

[CONFIDENTIALITY REQUESTED].

    Options to purchase 15,000 shares of MDTO stock at a price of $2.50 per share exercisable within 36 months of the issuance of said options, paid as follows:

[CONFIDENTIALITY REQUESTED].

2.2 The Closing. The closing of this Agreement (the A Closing@ ) has taken place on March 19, 2007 at the offices of MDTO. The date on which the Closing has occurred shall be referred to as the A Closing Date.@

2.3 Deliveries at the Closing.

The SELLER has delivered to MDTO:

    Originals of all of the customer contract(s) of Seller;
    A counterpart to the Indemnification Agreement, duly executed by the Equityholders;
    A counterpart to the Non-Circumvention, Non-Solicitation Agreement,

duly executed by the Equityholders.

MDTO has delivered to SELLER:

    Counterparts to the Indemnification Agreement, duly executed by MDTO;

    Fully executed option agreements provided in Section 2.1. 3 above;

    Certificates evidencing the MDTO common stock provided in Section 2.1.3 above;

    A counterpart to the Non-Circumvention, Non-Solicitation Agreement,

duly executed by MDTO.

Undertaking of SELLER and Equityholders. If Equityholders hold any right, title or interest in or to any assets, properties, interests in properties or rights intended to be transferred by this agreement then said assets, properties or rights are hereby transferred to BUYER and all provisions of this Agreement shall apply to such assets, properties, interests in properties and rights notwithstanding that they are not held by SELLER, and all such provisions of this Agreement shall be binding on Equityholders.

ARTICLE III

CONDITIONS TO CLOSING BY MDTO

The consummation of the instant transaction by MDTO is based on the following as of the Closing:

3.1 Representations and Warranties; Covenants

. The representations and warranties set forth in Article IV are true, complete and accurate in all respects.

3.2 Absence of Material Adverse Change

. Since January 1, 2007, there has been no Material Adverse Change suffered by SELLER.

3.3 Absence of Litigation

. As of the Closing, there is not: (a) any Order of any nature issued by a Governmental Authority with competent jurisdiction directing that the transactions provided for herein not be consummated as herein provided or (b) any Proceeding before any Governmental Authority pending wherein an unfavorable Order would (i) prevent the performance of this Agreement (ii) declare unlawful any material aspect of this Agreement, (iii) cause any material aspect of this Agreement to be rescinded or (iv) materially affect the right of MDTO to own or control the assets of SELLER

3.4 Letter of SELLER'S Counsel

. MDTO has received a letter from Andrew Saulitus, Esq., counsel to SELLER, that SELLER has the capacity and the requisite authority to enter into the contemplated transaction and that he has explained the closing documents to Equityholders.

Article IV

REPRESENTATIONS AND WARRANTIES OF SELLER AND THE EQUITYHOLDER

SELLER and Equityholders represent and warrant to MDTO the following:

4.1 Title to Assets. SELLER is the record and beneficial owner of the assets listed on Schedule I and has full power and authority to convey such assets free and clear of any Lien, and, upon delivery of and payment for such assets as herein provided, MDTO will acquire good, marketable and valid title thereto, free and clear of any Lien.

4.2 Authorization of Transaction. Equityholders and SELLER have all requisite power and authority to execute and deliver each Document to which they are a party.

4.3 Non-contravention. Neither Equityholders nor SELLER is required to give any notice to, or obtain any authorization, consent, or approval from, any Governmental Authority or any other Person in order for the Parties to consummate the transactions contemplated by this Agreement.

4.4 Litigation. There are no legal Proceedings pending or threatened against SELLER or Equityholders related to the Business.

4.5 Disclosure.

(a) The representations and warranties of SELLER and Equityholders in this Agreement (including the Schedules attached hereto), taken as a whole, do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) There is no fact known to SELLER or Equityholders that would materially adversely affect or threaten the assets and business operations of SELLER.

4.6 Financial Statements.

(a) Schedule 4.6 (a) contains the following financial statements:

(i) the balance sheet of SELLER dated as of December 31, 2005 and December 31, 2006 and the related statements of operations, owners= equity and cash flows, for the fiscal years ended December 31, 2005, and December 31, 2006 (A Financial Statements@ );

(ii) the balance sheet of SELLER for the 2 month period ending February 28, 2007 (the A Latest Balance Sheet@ ) and the related statements of operations, owners= equity and cash flows, together with the accompanying supplementary information.

(b) Except as specifically set forth on Schedule 4.6(b), (A) each of the Financial Statements and the Latest Balance Sheet: (i) has been prepared in accordance with the books and records of the SELLER (which are true and correct in all material respects); (ii) is true, correct and complete in all material respects; and (iii) fairly presents the financial condition, results of operations, owners= equity and changes in cash flow which it purports to present as of the dates thereof and for the periods indicated thereon.

(c) SELLER maintains a system of internal accounting controls sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with Generally Accepted Accounting Principles or such other method of accounting as has been designated in financial statements, and to maintain asset accountability.

4.7 Events Subsequent to January 1, 2007. Since January 1, 2007, SELLER has operated the Business in the Ordinary Course of Business and SELLER has not suffered any Material Adverse Change. Since that date, and as otherwise disclosed in Schedule 4.7:

(a) no party has accelerated, terminated, modified or canceled any agreement, contract, document, lease, or license to which SELLER is a party and, to the best knowledge of SELLER, no party intends to take any such action;

(b) SELLER has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to any of its assets or property;

(e) SELLER has not incurred any debt, Lien upon any of its respective assets;

(f) SELLER has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(g) SELLER has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

(h) SELLER has not accelerated the collection or receipt of any account receivables outside the Ordinary Course of Business; and

(i) SELLER has not committed to do any of the foregoing.

4.8 Title to Properties. Unless otherwise disclosed in schedule 4.8,

(a) SELLER owns good and marketable title, free and clear of all Liens to all of its respective assets, and the assets of SELLER include all assets, properties and interests in properties presently used by, related to and/or necessary for the conduct of the Business by SELLER in the ordinary course.

(b) The equipment and other tangible assets of SELLER are in good condition and repair (subject to routine maintenance and repair for similar assets of like age), fit for their particular purpose, and are usable in the ordinary course of the Business.

4.9 Contracts and Commitments. Except as set forth on Schedule 4.9, SELLER is not a party to any written or oral:

(a) instrument, agreement or indenture relating to the mortgaging, pledging or otherwise placing a Lien on any asset of SELLER;

(b) factoring arrangement or other agreement involving the sale of SELLER'S accounts receivable to a third party;

(c) contract relating to the purchase, distribution, marketing or sales of SELLER= services or any other Person= s products or services;

4.10 Labor Issues. Except as set forth on Schedule 4.10: (i) SELLER is not delinquent in payments to any employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees and upon termination of the employment of any such employees, neither the MDTO nor SELLER will by reason of anything done prior to the Closing be liable to any of such employees for severance pay or any other payments; (ii) there is no unfair labor practice charge or complaint against SELLER pending before the National Labor Relations Board or any other Governmental Authority, and to the best knowledge SELLER, none is or has been threatened; (iii) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or, to the best knowledge of SELLER threatened against or involving SELLER; (iv) no labor union currently represents the employees of SELLER; (v) to the best knowledge of SELLER, no labor union has taken any action with respect to organizing the employees of SELLER; and (vi) neither any material grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim thereto has been asserted against SELLER. SELLER is not a party to or bound by any collective bargaining agreement, union contract or similar agreement.

(c) SELLER is, and has at all times been, in compliance in all material respects with all Laws relating to the hiring of employees, employment and employment practices, terms and conditions of employment, wages, hours of work, equal opportunity, the payment of social security and other Taxes and occupational safety and health. There are no employment handbooks, personnel policy manuals or similar documents that create prospective employment rights or obligations in any employee of SELLER.

4.11 Customers.

The parties acknowledge that SELLER'S only current "customer" is The Radiology Group, LLC, but that The Radiology Group, LLC, in turn has several "customers," typically hospitals, for which it provides radiology services at any given time. For purposes of this Section 4.11 the term "customer" shall refer to customers of The Radiology Group, LLC at any given time for which MDTO will be working in connection with billing.

Schedule 4.11 lists:

(i) all customers of The Radiology Group, LLC during the fiscal years ended December 31, 2006 and current year to date through the date of Closing; and

(ii) gross sales to the customers identified in subclause (i) above for the fiscal years ended and December 31, 2006 and the current year to date through date of closing.

Except as set forth on Schedule 4.11, no such customer has given notice of termination of its business with SELLER or The Radiology Group, LLC during the twelve (12) months preceding the Closing. No changes have occurred to the customer base other than in the Ordinary Course of Business. Neither SELLER nor Equityholders have received any notice or otherwise has any reason to believe that any of the customers listed on Schedule 4.11 intends to terminate or reduce its business with SELLER of The Radiology group, LLC other then in the Ordinary Course of Business. Without limiting the foregoing, to the best knowledge of SELLER, in the six (6) months preceding the Closing Date, SELLER has not engaged in rebate, discount, advance sale programs, volume discounts, or other programs or arrangements (such as arrangements to sell to customers products or services in excess of such customers' reasonably foreseeable requirements) with its customers which might reasonably be expected to result in such customers reducing, temporarily or permanently, their purchases of services and products from SELLER or The Radiology group, LLC after the Closing.

4.12 Accounts Receivable. The notes and accounts receivable reflected on the Latest Balance Sheet are valid receivables and collectible within thirty (30) days after the due date related to such receivables subject to no valid counterclaims or set-offs, at the aggregate recorded amount thereof as shown on the Latest Balance Sheet.

4.13 Warranties of Services; Regulatory Compliance.

All services rendered by SELLER have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties. SELLER has no material liability and SELLER has received no written or oral notice of any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to damages in connection therewith.

4.14 Brokers. Schedule 4.14 sets forth a true and complete list of each agent, broker, investment banker or firm who has acted on behalf, or under the authority, of SELLER or Equityholder or will be entitled to any fee or commission directly or indirectly from anyone in connection with any of the transactions contemplated hereby.

4.15 Disclosure.

(a) The representations and warranties of SELLER in this Agreement, taken as a whole, do not omit to state a material fact necessary to make the statements herein not misleading.

(b) There is no fact known to SELLER that materially adversely affects or, as far as SELLER can reasonably foresee, materially threatens, the assets of SELLER.

(c) Except as itemized in Schedule 4.15 attached hereto, SELLER has not knowingly violated any of the rules and regulations of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and is in full compliance with rules and regulations promulgated thereunder.

Article V

ADDITIONAL AGREEMENTS

Breach of Representations and Warranties. Promptly upon becoming aware of (i) any fact or condition which constitutes, or could reasonably be expected to cause or result in, a breach of any of the representations and warranties of SELLER or Equityholders contained in or referred to in this Agreement, or (ii) the occurrence of any event that would constitute, or could reasonably be expected to cause or result in, a breach of any of the representations and warranties of SELLER or Equityholders contained in or referred to in this Agreement, SELLER or Equityholders shall give detailed written notice thereof to the BUYER and shall use commercially reasonable efforts to remedy the same.

Survival. The representations, warranties, covenants and other agreements set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby.

Indemnification Agreement. The Parties hereby agree to indemnify each other with respect to various matters set forth in, and in accordance with the terms of, the Indemnification Agreement attached hereto as Exhibit A A@ ..

Transaction Expenses. MDTO shall pay all of its expenses in connection with the transactions contemplated hereby, including without limitation, all attorneys'= fees and expenses and accountants= fees and expenses. EQUITYHOLDERS shall pay all of their expenses and all of the expenses of SELLER incurred in connection with the transactions contemplated hereby, including without limitation, all attorneys= fees and expenses and accountants= fees and expenses.

Tax Matters. Each party to this transaction shall be fully responsible for its respective tax liability resulting from the instant transaction.

Cooperation on Tax Matters: MDTO, SELLER and the Equityholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes.

MDTO and the Equityholders further agree, upon request, to provide the other party with all information that either party may need to prepare any and all tax returns.

Article VI

DEFINITIONS

In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:

A Assumed Liabilities@ includes only those liabilities of SELLER itemized on Schedule II hereto.

A Balance Sheet@ has the meaning assigned to such term in Section 4.6(a).

A Business@ has the meaning assigned to such term in the recitals of this Agreement.

A BUYER@ has the meaning assigned to such term in the preamble of this Agreement.

A Closing@ has the meaning assigned to such term in Section 2.2.

A Closing Date@ has the meaning assigned to such term in Section 2.2.

A Financial Statements@ has the meaning assigned to such term in Section 4.6.

A GAAP@ means United States generally accepted accounting principles, applied on a consistent basis, or based upon such other method of accounting as is designated in the historical financial statements of SELLER.

A MDTO@ has the meaning assigned to such term in the preamble to this Agreement.

A Liability@ means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

A Lien@ means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance, easements, reservations, restrictions, clouds, rights of first refusal or first offer, options, or other similar arrangement or interest in real or personal property.

A Material Adverse Effect@ means, with respect to any Person, a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, customer, supplier or employee relations or business prospects of such Person.

A Ordinary Course of Business@ means the ordinary course of business consistent with the past custom and practice of SELLER and their Affiliates (including with respect to quantity and frequency).

A Parties@ means MDTO, SELLER and Equityholders.

Article VII

MISCELLANEOUS

7.1 Entire Agreement. This Agreement and the other Documents referred to herein constitute the entire agreement among the Parties and supersede any prior correspondence or documents evidencing negotiations between the Parties, whether written or oral, and all understandings, agreements or representations by or among the Parties, written or oral.

7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.4 Headings. The section heading contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.5

Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient, telecopied to the intended recipient at the telecopy number set forth therefore below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

If to the SELLER:

The Solutions Group-Billing, LLC

2905 Premier Parkway, # 305

Duluth, Ga. 30097

Telephone: (768) 748-5846

Telecopy: (702) 921-7994

Attention: [CONFIDENTIALITY REQUESTED]

If to MDTO:

MD Technologies Inc.

620 Florida St., Suite 200

Baton Rouge, La. 70801

Telephone: (225) 343-7169

Telecopy: (225) 408-1805

Attention: Jose S. Canseco

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

7.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia without regard to conflicts of laws principles that would require the application of any other law.

7.7 Incorporation of Exhibits and Schedules. The Exhibits, Schedules and other attachments identified in this Agreement are part of this Agreement as if set forth in full herein.

7.8 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word A including@ shall mean including without limitation. Nothing in the Schedules hereto shall be deemed to adequately disclose an exception to a representation or warranty made herein unless the applicable Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed to adequately disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

7.9 Independence of Covenants and Representations and Warranties. All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

7.10 Remedies. Remedies of the parties which do not expose either party to liability to third parties shall be limited to termination of this agreement as specifically set forth in Section 8.1. Except for recovery of damages associated with liability to third parties as a result of the breach of this agreement, no party shall be entitled to consequential damages, lost profits or any other remedy not specifically provided for in Section 8.1. All disputes between the parties arising from or related to this Agreement and all other closing documents executed in conjunction therewith shall be resolved by binding arbitration under the Commercial Rules of the American Arbitration Association ("AAA") including its optional rules for emergency measures of protection, before a single arbitrator regardless of amount or subject matter in controversy. EACH PARTY HERETO WAIVES ANY RIGHT TO TRIAL BY JURY.

7.11 Knowledge of Equityholders Attributable to SELLER. Whenever any statement herein or in any schedule, exhibit, certificate or other document delivered to any Party pursuant to this Agreement is made A to the best knowledge of the SELLER@ or containing words of similar intent or effect, the knowledge of the SELLER will be deemed to include, without limitation, the knowledge of the Equityholders, and each of the managers of SELLER. SELLER shall be required (and the Equityholders shall be required to cause SELLER) to examine all relevant documents and to make due inquiries of each of its directors and officers and each of its other employees, managers, lawyers, accountants and agents who would likely have knowledge of the relevant facts or circumstances.

7.12 Severability. It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Article VIII

TERMINATION OF AGREEMENT

8.1 Termination. This Agreement may be terminated:

(a) By the mutual written consent of MDTO and Equityholders;

(b) By Equityholder in writing if MDTO shall (i) fail to perform in any material respect its agreements contained herein or in any of the other documents executed in conjunction with the Closing; or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) Business Days after the Equityholders have notified MDTO of their intent to terminate this Agreement pursuant to this subparagraph (b);

(c) By MDTO in writing if Equityholders shall (i) fail to perform in any material respect their agreements contained herein or in any of the other documents executed in conjunction with the Closing; or (ii) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) Business Days after MDTO has notified Equityholders of its intent to terminate this Agreement pursuant to this subparagraph (c);

(d) By either the Equityholders or MDTO in writing if there shall be any Order of any Governmental Authority binding on MDTO, SELLER and/or any Equityholder, which prohibits or restrains MDTO, SELLER and/or any Equityholder from consummating the transactions contemplated hereunder, provided that the terminating party shall have used its reasonable efforts to have any such Order lifted and the same shall not have been lifted within thirty (30) days after entry, by any such Governmental Authority.

8.2 Effect of Termination. In the event of a termination pursuant to Section 8.1 (a), this Agreement, the parties may retain such property as has vested as of the date of termination (for example any monies paid under Section 2.1(1)) and shall return/assign such property as shall not have vested as of the date of termination (for example unperformed contracts with customers), and there shall be no further liability or obligation on the part of any Party hereto. Termination pursuant to subparagraphs (b), (c) Section VIII shall not relieve a defaulting or breaching Party from any liability to the other Parties associated with liabilities of the non-breaching party to unrelated third parties resulting from the breach. In the event of a terminations pursuant to subparagraphs (b), (c) of Section VII which do not expose the non-breaching to liability to unrelated third parties, the parties may retain such property as has vested as of the date of termination (for example any monies paid under Section 2.1(1)) and shall return/assign such property as shall not have vested as of the date of termination (for example unperformed contracts with customers), and there shall be no further liability or obligation on the part of any Party hereto.

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the date first above written.

SELLER BUYER:

The Solutions Group - Billing, LLC MD Technologies Inc.

By:_____________________ By:_______________________

Name: [CONFIDENTIALITY REQUESTED]

Name: William D. Eglin

Title: __________________________ Title: Chief Executive Officer

EQUITYHOLDERS:

[CONFIDENTIALITY REQUESTED].

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

I, _________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that William D. Eglin appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his own free and voluntary act for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this ____ day of March, 2007.

_____________________

Notary Public

My Commission Expires:

STATE OF GEORGIA )

) SS

COUNTY OF _________ )

I, _______________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that [CONFIDENTIALITY REQUESTED] appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his own free and voluntary act for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this ________day of March, 2007.

_____________________________

Notary Public

My Commission Expires:

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

I, _______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that [CONFIDENTIALITY REQUESTED] appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his own free and voluntary act for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this ________day of March, 2007.

_____________________________

Notary Public

My Commission Expires:

STATE OF GEORGIA )

) SS

COUNTY OF _________ )

I, _______________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that [CONFIDENTIALITY REQUESTED] appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his own free and voluntary act for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this ________day of March 2007.

_____________________________

Notary Public

My Commission Expires:

EXHIBIT "A"

INDEMNIFICATION AGREEMENT

EXHIBIT "B"

NON-CIRCUMVENTION, NON-SOLICITATION AGREEMENT

SCHEDULE I

Table of the Purchased Assets of The Solutions Group - Billing, LLC

CUSTOMER CONTRACT(S)

Contract dated April 1, 2005 between The Solutions Group - Billing, LLC, ("TSG"), having as address at 2905 Premiere Parkway, Suite 310, Atlanta GA, and The Radiology Group, LLC.

OPERATING FUNDS

NONE

ACCOUNTS RECEIVABLES

TSG shall retain ownership of account receivables itemized on its March 19, 2007 financial statements attached hereto as well as those created in April 2007 as a result of funds collected on behalf of The Radiology Group during the month of March 2007.

FIXED ASSETS

MDTO shall own all work-in-progress of TSG whenever created, and revenue associated therewith, which is earned or collected on or after April 2007.

SCHEDULE II

List of liabilities of The Solutions Group - Billing, LLC assumed by MD Technologies Inc.

  MDTO shall not assume any liabilities of TSG. MDTO shall be responsible for all liabilities incurred by it in serving the needs of The Radiology Group beginning and after April 1, 2007.

SCHEDULE 4.6 (a)

FINANCIAL STATEMENTS

  12/31/05 financial statements
  12/31/06 financial statements
  2/28/07 balance sheet

SCHEDULE 4.6(b)

FINANCIAL STATEMENT EXCEPTIONS

NONE

SCHEDULE 4.7

EVENTS SUBSEQUENT TO 1/1/07

SCHEDULE 4.8

TITLE TO PROPERTIES EXCEPTIONS

NONE

SCHEDULE 4.9

ADVERSE CONTRACTS

NONE

SCHEDULE 4.10

LABOR ISSUES

NONE

SCHEDULE 4.11

CUSTOMERS

Stephens
Adel
NGMC
Chestatee
Lakeview
Grove Hill
SWAMC
Jackson
Calhoun
Palmyra
West GA
Sabine
Irwin
Kindred Atlanta
Kindred New Orleans
BJC
Berrien
Warm Springs
Touro

SCHEDULE 4.14

BROKERS

NONE

SCHEDULE 4.15

HIPAA VIOLATIONS

NONE